Exhibit 99.1

Phillips 66 Partners Reports
Third-Quarter Earnings of $17.3 Million

Highlights

•	Successful initial public offering (IPO)

•	EBITDA of $13.2 million for the post-IPO period

•	$12.6 million of distributable cash flow for post-IPO period

•	Prorated quarterly cash distribution of $0.1548 per unit announced

HOUSTON, Oct. 30, 2013 – Phillips 66 Partners LP (NYSE: PSXP), a growth-oriented master limited partnership formed by Phillips 66, announces third-quarter earnings of $17.3 million. From the IPO closing on July 26, 2013, through Sept. 30, 2013, earnings were $11.9 million, or $0.17 per common limited partner unit. During the post-IPO period, the partnership generated earnings before interest, income taxes, depreciation and amortization (EBITDA) of $13.2 million and distributable cash flow of $12.6 million.

"We are pleased with the successful launch of Phillips 66 Partners,” said Chairman and CEO Greg Garland. “We are actively evaluating opportunities to grow the partnership through strategic acquisitions from Phillips 66 and third parties, as well as through organic development. With considerable financial flexibility and strong sponsorship from Phillips 66, the partnership is well positioned for significant growth.”

Financial Results

On July 23, 2013, Phillips 66 Partners' common units began trading on the New York Stock Exchange under the ticker symbol "PSXP." The partnership completed its IPO of 18,888,750 common units on July 26, 2013, at a price of $23.00 per unit. The public owns a 26.3 percent limited partner interest in Phillips 66 Partners, with Phillips 66 owning the remaining limited partner interest and the 2 percent general partner interest.

For the post-IPO period, transportation and terminaling services revenues were $21.1 million, consistent with the forecast provided in Phillips 66 Partners' final prospectus, dated July 22, 2013, as filed with the U.S. Securities and Exchange Commission. Total costs of $9.2 million and maintenance capital expenditures of $0.9 million for the post-IPO period were also in line with the forecast.

At the end of the quarter, Phillips 66 Partners had $421.6 million in cash and cash equivalents, including net IPO proceeds of $404.4 million, which the partnership retained primarily to fund future expansion capital expenditures and acquisitions. In addition, the partnership has a $250 million unused revolving credit facility, with the flexibility to expand it by up to an additional $250 million.

Phillips 66 Partners Reports Earnings of $11.9 Million for Post-IPO Period

On Oct. 23, 2013, the board of directors declared a quarterly cash distribution of $0.1548 per unit, or $11.1 million. This distribution corresponds to the minimum quarterly distribution of $0.2125 per unit, or $0.85 per unit on an annualized basis, and is prorated for the partial quarter following the closing of the IPO.

Basis of Third-Quarter Results

Results of operations for the third quarter of 2013 include the results of Phillips 66 Partners' predecessor through July 25, 2013. Because results presented for periods prior to the IPO do not factor into distributable cash flow, this earnings release focuses on results of operations for the post-IPO period. A reconciliation of the post-IPO period to the full third-quarter 2013 results is provided in the tables attached to this release.

Investor Webcast

Later today, Phillips 66 Partners Chairman and Chief Executive Officer Greg Garland, President Tim Taylor, and Vice President and Chief Financial Officer Greg Maxwell will host a webcast at 3 p.m. EDT to discuss the partnership’s third-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum product and natural gas liquids pipelines and terminals and other transportation and midstream assets. Headquartered in Houston, the partnership’s assets include the Clifton Ridge crude oil pipeline, terminal and storage system in Louisiana; the Sweeny to Pasadena refined petroleum product pipeline, terminal and storage system in Texas; and the Hartford Connector refined petroleum product pipeline, terminal and storage system in Illinois. For more information, visit www.phillips66partners.com.

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CONTACTS
Alissa Hicks (media)
832-765-1014
alissa.k.hicks@p66.com

Andrea Baca (investors)
832-765-3174
andrea.m.baca@p66.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66 Partners’ operations are based on management’s expectations, estimates and projections about the partnership, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual

Phillips 66 Partners Reports Earnings of $11.9 Million for Post-IPO Period

results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil and refined petroleum products we transport; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil and refined petroleum products; liabilities associated with the risks and operational hazards inherent in transporting, terminaling and storing crude oil and refined petroleum products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms EBITDA and distributable cash flow. These are non-GAAP financial measures. EBITDA and distributable cash flow are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry, as well as help facilitate an assessment of our assets’ ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and distributable cash flow are net income and net cash provided by operating activities. EBITDA and distributable cash flow should not be considered as alternatives to GAAP net income or net cash provided by operating activities. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA and distributable cash flow should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in the release to earnings refer to net income.

Phillips 66 Partners Reports Earnings of $11.9 Million for Post-IPO Period

Results of Operations

Summarized Income Statement Information*
	Millions of Dollars Except as Indicated
	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012

Revenues	$29.6	$21.3	$76.8	$58.0
Net income	17.3	11.9	43.7	29.5
EBITDA	19.2	13.8	48.9	34.8
EBITDA subsequent to IPO	13.2	**	13.2	**
Distributable cash flow subsequent to IPO	12.6	**	12.6	**

Net Income Subsequent to Initial Public Offering Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$0.17	**	$0.17	**
Subordinated units—Phillips 66	0.17	**	0.17	**
* The above table presents revenues, net income, EBITDA and distributable cash flow for the three- and nine-month periods ended September 30, 2013, and September 30, 2012. The unaudited combined financial results of Phillips 66 Partners LP predecessor, the predecessor for accounting purposes, are presented for periods through July 25, 2013. Differences in revenues and expenses for periods prior to and after the IPO are detailed in the "Factors Affecting the Comparability of Our Financial Results" in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the final prospectus, dated July 22, 2013, as filed with the U.S. Securities and Exchange Commission. The above table does not include distributable cash flow for the periods prior to the IPO.
** Information is not applicable for the pre-IPO periods.

Phillips 66 Partners Reports Earnings of $11.9 Million for Post-IPO Period

Statement of Income—Reconciliation of Predecessor and Partnership
	Millions of Dollars
	2013
	Phillips 66 Partners LP Predecessor Jul 1 Through Jul 25	Phillips 66 Partners LP Jul 26 Through Sep 30	Three Months Ended Sep 30
Revenues
Transportation and terminaling services—related parties	$8.4	$21.1	$29.5
Transportation and terminaling services—third parties	—	—	—
Other income	—	0.1	0.1
Total revenues	$8.4	$21.2	$29.6

Costs and Expenses
Operating and maintenance expenses	$1.6	$5.9	$7.5
Depreciation	0.5	1.1	1.6
General and administrative expenses	0.7	1.8	2.5
Taxes other than income taxes	0.1	0.3	0.4
Interest and debt expense	—	0.1	0.1
Total costs and expenses	$2.9	$9.2	$12.1
Income before income taxes	5.5	12.0	17.5
Provision for income taxes	0.1	0.1	0.2
Net Income	$5.4	$11.9	$17.3

Selected Operating Data—Reconciliation of Predecessor and Partnership
	Thousands of Barrels Daily
	2013
	Phillips 66 Partners LP Predecessor Jul 1 Through Jul 25	Phillips 66 Partners LP Jul 26 Through Sep 30	Three Months Ended Sep 30
Pipeline, Terminal and Storage Volumes
Pipelines*
Crude oil throughput	294	231	249
Refined product throughput	291	304	300
Total	585	535	549

Terminals
Crude Oil
Storage volumes	216	188	195
Terminaling throughput	150	182	173
Refined Products
Terminaling throughput	265	263	264
Total	631	633	632
* Represents the sum of volumes transported through each separately tariffed pipeline segment.

Phillips 66 Partners Reports Earnings of $11.9 Million for Post-IPO Period

Reconciliation of EBITDA and Distributable Cash Flow to Net Income and Net Cash Provided by Operating Activities
	Millions of Dollars
	2013				2012
	Phillips 66 Partners LP Predecessor Jul 1 Through Jul 25	Phillips 66 Partners LP Jul 26 Through Sep 30	Three Months Ended Sep 30	Nine Months Ended Sep 30	Three Months Ended Sep 30	Nine Months Ended Sep 30
Reconciliation to Net Income
Net Income	$5.4	$11.9	$17.3	$43.7	$11.9	$29.5
Plus:
Depreciation	0.5	1.1	1.6	4.7	1.8	5.0
Net interest expense	—	—	—	—	—	—
Amortization of deferred rentals	—	0.1	0.1	0.1	—	—
Provision for income taxes	0.1	0.1	0.2	0.4	0.1	0.3
EBITDA	$6.0	$13.2	$19.2	$48.9	$13.8	$34.8
Less:
Predecessor EBITDA prior to IPO on July 26, 2013	6.0	—	6.0	35.7	13.8	34.8
EBITDA subsequent to IPO	$—	$13.2	$13.2	$13.2	$—	$—

Plus:
Adjustments related to minimum volume commitments	**	0.1	0.1	0.1	**	**
Phillips 66 prefunded projects	**	0.3	0.3	0.3	**	**
Less:
Net interest paid	**	0.1	0.1	0.1	**	**
Income taxes paid	**	—	—	—	**	**
Maintenance capital expenditures	**	0.9	0.9	0.9	**	**
Distributable Cash Flow Subsequent to IPO	**	$12.6	$12.6	$12.6	**	**
** Information is not applicable for the pre-IPO periods.

Phillips 66 Partners Reports Earnings of $11.9 Million for Post-IPO Period

	Millions of Dollars
	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Reconciliation to Net Cash from Operating Activities
Net cash from operating activities	$13.6	$12.2	$43.5	$31.6
Plus:
Net interest expense	—	—	—	—
Provision for income taxes	0.2	0.1	0.4	0.3
Changes in working capital	5.7	0.9	4.9	1.2
Deferred rentals and other	(0.3)	0.6	0.1	1.7
EBITDA	$19.2	$13.8	$48.9	$34.8
Less:
Predecessor EBITDA prior to IPO on July 26, 2013	6.0	13.8	35.7	34.8
EBITDA subsequent to IPO	$13.2	$—	$13.2	$—

Plus:
Adjustments related to minimum volume commitments	0.1	**	0.1	**
Phillips 66 prefunded projects	0.3	**	0.3	**
Less:
Net interest paid	0.1	**	0.1	**
Income taxes paid	—	**	—	**
Maintenance capital expenditures	0.9	**	0.9	**
Distributable Cash Flow Subsequent to IPO	$12.6	**	$12.6	**
** Information is not applicable for the pre-IPO periods.